Exhibit 99.6

中华人民共和国

# 采矿许可证

（副本）

证号：1400000631218

采矿权人：山西慧信铝酸盐材料有限公司

地　　址：汾阳市栗家庄乡桑枣坡村

矿山名称：山西慧信铝酸盐材料有限公司石灰石矿山

经济类型：有限责任公司

开采矿种：建筑石料用灰岩

开采方式：露天开采

生产规模：15万吨/年

矿区面积：0.0214平方公里

有效期限：壹拾玖年自2006年1月至2025年1月

汾阳市国土资源局 采矿登记专用章

二00六　年　月　日

中华人民共和国国土资源部印制

矿区范围拐点坐标：

| 点号 | X坐标 | Y坐标 |
|---|---|---|
| 1 | 558862, | 374126468 |
| 2 | 559009, | 374126500 |
| 3 | 559010, | 374126377 |
| 4 | 558838, | 374126376 |

汾阳市国土资源局 矿山年检专用章

汾阳市国土资源局 矿山年检专用章

汾阳市国土资源局 矿山年检专用章

汾阳市国土资源局 矿山年检专用章

汾阳市国土资源局 矿山年检专用章

开采深度：由980米至880米标高、共有4个拐点圈定

People’s Republic of China
Mining Licence
(Copy)
No. 1400000631218
Authorised Mining Representative: Shanxi Wealth Aluminate Material Co., Ltd	Coordiantes of the Mining Area:
Location: Sangzao Village Lijiaxiang Town Fenyang City	No. X Coordiante Y Coordiante
Name of the Mine: Limestone Mine of Shanxi Wealth Aluminate Material Co., Ltd	1. 558862, 374126468
Type of Company: Limited Liabilty Company	2. 559009, 374126500
Type of Mining: Limestone for Construction Use	3. 559010, 374126377
Method of Mining: Open Air	4. 558838, 374126376
Production Scale: 150,000 tons/year
Area of the Mine: 0.0214 sq km	Mining Depth: From 980 m to 880 m, with totally 4 inflexions
Date of Expiry: Jan, 2006 to Jan, 2025
Date: Jan 10, 2006